UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2016

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On January 29, 2016, Costco Wholesale Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders. There were 439,777,272 shares of common stock entitled to be voted; 372,058,220 shares were voted in person or by proxy. Shareholders voted on the following matters:

1.	The election of each of the four Class II directors nominated by the Board of Directors to hold office until the 2019 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2016;

3.	The approval, on an advisory basis, of the compensation of the Company’s executive officers for fiscal year 2015 as disclosed in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on December 18, 2015; and

4.	Consideration of a shareholder proposal regarding proxy access.

All items were approved. The results of the votes are set forth below:

Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Hamilton E. James	265,854,337	41,448,558	64,755,325
W. Craig Jelinek	275,100,611	32,202,284	64,755,325
John W. Stanton	304,620,223	2,682,672	64,755,325
Mary A. Wilderotter	299,093,499	8,209,396	64,755,325

Ratification of the Selection of Auditors

For	Against	Abstain
368,494,363	2,750,496	813,361

Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
300,145,779	5,993,966	1,163,149	64,755,326

Shareholder Proposal Regarding Proxy Access

For	Against	Abstain	Broker Non-Votes
202,829,911	102,197,345	2,275,638	64,755,326

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on February 4, 2016.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

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